EXHIBIT 10.1

The Cheesecake Factory Incorporated

Stock Incentive Plan

NOTICE OF GRANT AND

STOCK UNIT GRANT AGREEMENT

Notice is hereby given of the following Award of Stock Units of The Cheesecake Factory Incorporated, a Delaware corporation (“Company”), pursuant to the Stock Incentive Plan (“Plan”).  In consideration of the promises and of the mutual agreements contained in this Notice of Grant and Stock Unit Grant Agreement (“Agreement”), the parties hereto agree as follows:

Section 1.  Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Plan.  Otherwise, as used in this Agreement, the following terms shall have the following respective meanings:

Award	The Stock Units granted in accordance with this Agreement
Code	The Internal Revenue Code of 1986, as amended
Company	The Cheesecake Factory Incorporated, a Delaware corporation
Grant Date	[date]
Participant	[name]
Stock Unit

A bookkeeping entry representing a commitment by the Company to issue one (1) share of the Company’s common stock (“Share”), as awarded under the Plan and as further described in Section 10 of the Plan

Number of Stock Units Awarded	[________] Stock Units
Vesting	The Stock Units shall be fully vested and nonforfeitable as of the Grant Date.

Section 2.  Designation of Award.  Subject to the terms and conditions of the Plan and this Agreement, the Company grants to Participant the number of fully vested Stock Units shown above.

Section 3.  Interpretation.  The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety.  Participant hereby agrees to be bound by the terms of the Plan and this Agreement and acknowledges that the Award is granted subject to and in accordance with the Plan and this Agreement.  In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control.  By execution below, Participant acknowledges receipt of a copy of the Stock Incentive Plan Summary and Prospectus. A copy of the Plan is available, without charge, upon request from the Company’s Stock Plan Administrator.

Section 4.  Other Terms and Conditions of Stock Units.        (a)        A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Subject to the terms of this Agreement, a holder of outstanding Stock Units shall have none of the rights and privileges of a stockholder of the Company, including no right to vote and no dividend rights except as may be set forth in Section 4(b).  Subject to the terms and conditions of this

Agreement, the Stock Units create no fiduciary duty of the Company to Participant and only represent an unfunded and unsecured contractual obligation of the Company.  The Stock Units shall not be treated as property or as a trust fund of any kind.  Participant, or Participant’s beneficiary, estate or heirs, has no rights as a stockholder of the Company with respect to the Stock Units underlying this Award until Shares have been issued to Participant, or Participant’s beneficiary, estate or heirs, as settlement for such Stock Units.

(b)        If the Company declares and pays a dividend on the Shares, Participant shall be credited with dividend equivalents equal to the dividends Participant would have received if Participant had been the owner of a number of Shares (as opposed to Stock Units) on such dividend payment date (the “Dividend Equivalents”).  Any Dividend Equivalents deriving from a cash dividend shall be converted under the Plan into additional Stock Units based on the Fair Market Value of Common Stock on the dividend payment date, rounded down to the nearest whole number.  Any Dividend Equivalents deriving from a dividend of Shares shall be converted into additional Stock Units on a one-for-one basis (rounded down to the nearest whole number).  Notwithstanding the foregoing, if the Stock Units have been deferred pursuant to The Cheesecake Factory Incorporated Executive Savings Plan (the “Savings Plan”), in lieu of the foregoing, Dividend Equivalents shall be credited to Participant’s account under the Savings Plan pursuant to the terms and conditions of the Savings Plan.  Participant shall continue to be credited with Dividend Equivalents with respect to any outstanding Stock Units until the settlement date of such Stock Units.  The Dividend Equivalents so credited shall be subject to the same terms and conditions as this Award. Participant’s rights to Dividend Equivalents (if any) shall cease upon settlement of the Stock Units to which they attach.

(c)        Until the Award is settled, the number of Stock Units subject to the Award shall be subject to adjustment pursuant to Section 11 of the Plan.  Settled Stock Units (and Dividend Equivalents) shall be immediately canceled and no longer outstanding and Participant shall have no further rights or entitlements related to those settled Stock Units (and Dividend Equivalents).

Section 5.  Settlement.  In the event the Stock Units have been deferred pursuant to the Savings Plan, Stock Units shall be settled in Shares on the date(s) or event(s) specified in the applicable election form pursuant to the terms and conditions of the Savings Plan.  In the event Participant has not elected to defer the settlement of the Stock Units pursuant to the Savings Plan, the Stock Units shall be settled in Shares within thirty (30) days of the Date of Grant. Until the Award is settled, the number of Stock Units subject to the Award shall be subject to adjustment pursuant to Section 11 of the Plan.

Section 6.  Restrictions on Transfer.

(a)        The Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered (collectively, a “Transfer”) in any way by Participant, either voluntarily or involuntarily.  The Award shall not be subject to execution, attachment or similar process other than pursuant to a qualified domestic relations order as defined in Code Section 414(p)(1)(B) (“QDRO”).  Prior to the time that the Stock Units have been settled, no Stock Units or any interest therein may be Transferred in any way, either voluntarily or involuntarily.  The Transfer restrictions set forth herein shall not apply to: (i) transfers to the Company; (ii) transfers by will or the laws of descent and distribution;

(iii) transfers pursuant to a QDRO; or (iv) transfers to a beneficiary in connection with Participant’s death.  Following settlement of the Stock Units, Participant shall be permitted to transfer any Shares issued in settlement of the Stock Units subject to applicable securities law requirements, the Company’s Special Trading Policy and Procedures, and any other applicable laws or regulations.

(b)        Any attempted Transfer of the Stock Units contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Stock Units, except pursuant to a QDRO, shall be null and void and without effect.

Section 7.  Award Subject to Clawback Policy.  In accordance with Section 13(d) of the Plan, the Company may (i) cause the cancellation of all or any portion of this Award, (ii) require reimbursement of all or any portion of this Award by the Participant and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”) in effect as of the Date of Grant of this Award.

Section 8.  Voting and Other Rights.   A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Subject to the terms of this Agreement, a holder of outstanding Stock Units shall have none of the rights and privileges of a stockholder of the Company, including no right to vote and no rights to dividends, if any are declared.    Subject to the terms and conditions of this Agreement, the Stock Units create no fiduciary duty of the Company to Participant and only represent an unfunded and unsecured contractual obligation of the Company.  The Stock Units shall not be treated as property or as a trust fund of any kind.  Participant, or Participant’s estate or heirs, has no rights as a stockholder of the Company unless and until Shares have been issued to Participant.

Section 9.  Designation of Beneficiary.  If Participant has not elected to defer the Stock Units pursuant to the Savings Plan, Participant may designate one or more beneficiaries with respect to this Award by timely filing the prescribed beneficiary designation form with the Company.  Such beneficiary designation may be changed by filing the prescribed form with the Company at any time prior to the Participant’s death.  If no beneficiary was designated pursuant to the foregoing or if no designated beneficiary survives the Participant, then after a Participant’s death any vested portion of the Award shall be transferred or distributed to the Participant’s estate.  For the avoidance of doubt, if the Stock Units have been deferred pursuant to the Savings Plan, the beneficiary designation made pursuant to the Savings Plan and the applicable provisions of the Savings Plan with respect to beneficiaries shall apply.

Section 10.  Taxes.  Participant will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award.

Section 11.  No Tax or Other Advice from Company.  The Company has not provided any tax, legal or financial advice to Participant, and the Company has not made any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan or this Agreement.

Section 12.  Notices.  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)        if to the Company:

            The Cheesecake Factory Incorporated
            26901 Malibu Hills Road
            Calabasas Hills, California 91301
            Attention: General Counsel

(b)        if to Participant:

            The last address set forth in the Company’s records

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (ii) in the case of nationally recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following that date on which the piece of mail containing such communication is posted.

Section 13.  Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 14.  Participant’s Undertaking.  Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on Participant pursuant to the express provisions of this Agreement and the Plan.

Section 15.  Modification of Rights.  The rights of Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan.

Section 16.  Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER

THAN THE STATE OF DELAWARE TO BE APPLIED.  IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Section 17.  Resolution of Disputes.

(a)        Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the Plan shall be settled by binding arbitration held in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 17.  This Section 17 shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision in this Agreement.  Notwithstanding the foregoing:

Any party hereto may, in its discretion, apply to a court of competent jurisdiction for equitable relief.  Such an application shall not be deemed a waiver of the right to compel arbitration pursuant to this Section 17.

(b)        Arbitrators. The panel to be appointed shall consist of three neutral arbitrators:  one selected by the Company, one selected by the Participant, and one selected by the designees of the Company and Participant.

(c)        Procedures.  The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s).  The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision.

(d)        Authority.  The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys’ fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

(e)        Entry of Judgment.  Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction.  Company and Participant hereby submit to the in personam jurisdiction of the Federal and State courts in Los Angeles, California, for the purpose of confirming any such award and entering judgment thereon.

(f)        Confidentiality.  All proceedings under this Section 17, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

(g)        Continued Performance.  The fact that the dispute resolution procedures specified in this Section 17 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith.

(h)        Tolling.  All applicable statutes of limitation shall be tolled while the procedures specified in this Section 17 are pending.  The parties will take such action, if any, required to effectuate such tolling.

(i)         Confidentiality.  All proceedings under this Section 17, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties and by the arbitrators.

Section 18.  No Service Commitment by Company.  Nothing in this Agreement or the Plan constitutes a service commitment by the Company, confers upon Participant any right to remain in the service of the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such service, or affects the right of the Company or any subsidiary to increase or decrease Participant’s compensation or other benefits.

Section 19.  Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 20.  Entire Agreement.  This Agreement, the Plan, the Savings Plan and any applicable election thereunder (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 21.  Severability.  If any provision of this Agreement is found to be invalid or unenforceable, the invalidity or unenforceability shall not affect the validity of the remaining provisions hereof.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 22.  Section 409A of the Code.  The Stock Units awarded under this Agreement are intended in all respects to be exempt from or comply with Section 409A of the Code.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or guidance that may be issued after the Date of Grant so that the Stock Units will be exempt from or comply with Section 409A of the Code.  In the event that the Company determines that any amounts will be taxable to Participant under Section 409A of the Code and related Department of Treasury guidance, the Company may, in its sole and absolute discretion, adopt such amendments to this Agreement (having prospective or retroactive effect), and/or take such other actions, as the Company determines to be necessary or appropriate to comply with the requirements of Section 409A of the Code or an exemption therefrom.  Notwithstanding anything herein to the contrary, Participant expressly agrees and acknowledges that in the event that any taxes are imposed under Section 409A of the Code in respect of any compensation or benefits payable to the Participant, then (i) the payment of such taxes shall be solely Participant’s responsibility, (ii) neither the Company nor any of its past or present directors, officers, employees or agents shall have any liability for any such taxes and (iii) Participant shall indemnify and hold harmless, to the greatest extent permitted under law, each of the foregoing from and against any claims or liabilities that may arise in respect of any such taxes.

THE CHEESECAKE FACTORY INCORPORATED,
a Delaware corporation

/s/ David Overton

By: David Overton, Chairman of the Board and
Chief Executive Officer

BY EXECUTION BELOW I ACCEPT ALL TERMS AND CONDITIONS OF THE NOTICE OF GRANT AND THE OTHER DOCUMENTS REFERENCED HEREIN

PARTICIPANT:

(Signature)

(Print Name)

Address for Notice:

(Please execute and return this Notice of Grant to the Company’s Stock Plan Administrator
at the address above; keep a copy for your records)

Attachments

●     Stock Incentive Plan Summary and Prospectus

●     Special Trading Policy and Procedures

●     SEC Filing List (prospectus supplement)

●     On-Line Grant Agreement Acceptance Acknowledgement